EXHIBIT 99.1

[ACACIA LOGO]
                                                           CONTACTS: Rob Stewart
                                                              Investor Relations
FOR RELEASE                                                   Tel (949) 480-8300
-----------                                                   Fax (949) 480-8301
July 26, 2005


                     ACACIA RESEARCH REPORTS SECOND QUARTER
                                FINANCIAL RESULTS


         Newport Beach, Calif. - (BUSINESS WIRE) - July 26, 2005 - Acacia Research Corporation (Nasdaq: ACTG; CBMX) today reported results for the three months ended June 30, 2005. Acacia Research Corporation comprises two operating groups, the Acacia Technologies group and the CombiMatrix group.

         "Acacia Technologies group revenues for the second quarter of 2005 were $2,682,000, an increase of 44% from the previous quarter and over 300% from the year ago period. We generated revenues from 6 patent licensing programs, including revenues from 3 new programs, with initial licenses to Nokia for our multi-dimensional bar code technology, National Instruments for our computer simulation technology and Funai for our high capacity compact disk technology," commented Paul Ryan, Chairman & CEO of Acacia.

         "We added Sony as a licensee for our interactive television technology, Patriot Media for our Digital Media Transmission ("DMT(R)") technology, and Foot Locker, Petco, Too Inc., Tuesday Morning and Sterling Jewelers for our credit card fraud protection technology. Acacia is also pursuing 12 additional licensing programs, including our recently acquired laptop connectivity technology. We plan to continue acquiring new patent portfolios as we move toward our goal of becoming the leader in technology licensing," concluded Mr. Ryan.

         "The CombiMatrix group's revenues for the second quarter of 2005 were $1,857,000. This represents a gain of 74% over revenues from the first quarter of 2005, and gain of 147% over revenues of the second quarter of 2004. Product and equipment revenues related to CustomArrayTM were $565,000, which represents an increase of 103% relative to such revenues earned in the first quarter of 2005 and over 1200% greater than such revenues for the second quarter of 2004," commented Dr. Amit Kumar, President and CEO of CombiMatrix Corporation.

         Last quarter we achieved our first one million dollar quarter, and during this quarter we nearly achieved our first two million dollar quarter. The CombiMatrix group continues to execute on its plan as our products become accepted in our industry. In addition to the aforementioned sales growth, we made advances in all facets of our business, and began execution of our diagnostics strategy by establishing CombiMatrix Molecular Diagnostics," concluded Dr. Kumar.

ACACIA RESEARCH CORPORATION CONSOLIDATED

FINANCIAL RESULTS

         Consolidated revenues for the second quarter of 2005 were $4,539,000 versus $1,416,000 in the comparable 2004 period. Second quarter 2005 revenues recognized by the CombiMatrix group were $1,857,000, comprised of $1,281,000 in government contract revenues and $576,000 in CustomArrayTM product, equipment and service revenues.

         Second quarter 2005 revenues recognized by the Acacia Technologies group were $2,682,000, comprised of $832,000 in recurring license fee revenues and $1,850,000 in paid-up license fee revenues. Recurring license fee revenues are recognized from licensees that make recurring quarterly or annual license fee payments under their respective license agreements. Paid-up license fee revenues are recognized from licensees that make paid-up license fee payments for past infringement and future use of our patented technologies, in accordance with their respective license agreements. Certain of our paid-up license agreements provide for potential additional payments to the Acacia Technologies group based on future activities. All of the paid-up license fee revenues recognized in the second quarter of 2005 relate to patents acquired in the January 2005 acquisition of Global Patent Holdings, LLC (the "GPH Acquisition"). Second quarter 2005 license fee revenues included fees from the licensing of our Digital Media Transmission ("DMT(R)") technology, credit card fraud protection technology, multi-dimensional bar code technology, computer simulation technology, high capacity compact disk technology and interactive television technology.

         The second quarter 2005 consolidated net loss was $5,417,000 versus $4,669,000 in the comparable 2004 period. The second quarter 2005 results include net non-cash charges totaling $1,891,000, comprised primarily of patent amortization charges of $1,610,000 and asset depreciation charges of $266,000. Patent amortization, non-cash stock compensation and asset depreciation charges totaled $865,000 in the comparable 2004 period. The increase in patent amortization charges reflects the amortization of patent related intangibles acquired in connection with the GPH Acquisition. Patent amortization charges will continue to be significant in future periods as the Acacia Technologies group continues to amortize the acquired patent related costs over a weighted average economic useful life of approximately 6 years. The second quarter 2004 results included a non-cash credit of $391,000 related to changes in the fair value of AR-CombiMatrix common stock issuable in connection with certain anti-dilution provisions of the September 2002 settlement agreement with Nanogen, Inc. The anti-dilution provisions expire in September 2005.

         Second quarter 2005 government contract costs totaled $1,209,000 versus $653,000 in the comparable 2004 period. The change was due to increased costs recognized in connection with the CombiMatrix group's commitments under its biological threat detection cost plus fixed fee contract with the Department of Defense, which was originally awarded in March 2004. As of June 30, 2005, the biological threat detection contract is approximately 68% complete. Second quarter 2005 internal research and development expenses were $1,415,000 versus $1,409,000 in the comparable 2004 period. During the second quarter of 2005 and 2004, the CombiMatrix group continued internal research and development efforts to improve and expand the CombiMatrix group's technology and product offerings. Government contract costs and research and development expense were incurred solely by the CombiMatrix group.

         Marketing, general and administrative expenses for the second quarter of 2005 increased to $4,261,000 from $3,388,000 in the comparable 2004 period, due primarily to the addition of licensing and business development personnel for the Acacia Technologies group, an increase in the Acacia Technologies group's consulting expenses related to a consulting agreement executed with the former CEO of Global Patent Holdings, LLC and an increase in marketing and sales expenses related to commercial sales of the CombiMatrix group's CustomArray(TM) products and services.

         Second quarter 2005 patent related legal expenses, comprised solely of costs incurred by the Acacia Technologies group, were $536,000 versus $576,000 in the comparable 2004 period. Second quarter 2005 patent related legal expenses included $278,000 in patent related prosecution and enforcement costs incurred by certain of the companies acquired in the GPH Acquisition transaction. Excluding the impact of the GPH Acquisition, patent related legal expenses decreased to $258,000 in the second quarter of 2005 due to a decrease in costs incurred in connection with the Acacia Technologies group's ongoing DMT patent commercialization and enforcement programs, including decreased legal costs related to new patent claims and a decrease in patent enforcement costs related to ongoing DMT patent related litigation. DMT related legal fees paid to outside attorneys are incurred based on actual time and out-of-pocket expenses incurred by external counsel and fluctuate from period to period based on patent enforcement and prosecution activity in each period. DMT related legal expenses will fluctuate in future periods based on actual outside patent counsel fees incurred in connection with the Acacia Technologies group's ongoing DMT patent commercialization and enforcement programs.

         In the second quarter of 2005, the Acacia Technologies group recognized contingent legal fee expenses totaling $592,000 and inventor royalty expenses totaling $528,000, in connection with the recognition of related paid-up license fee revenues.

FINANCIAL CONDITION

         Total consolidated assets were $116,757,000 as of June 30, 2005 compared to $88,327,000 as of December 31, 2004. Cash and cash equivalents and short-term investments on a consolidated basis totaled $55,331,000 as of June 30, 2005 compared to $52,358,000 as of December 31, 2004.

         In June 2005, Acacia Research Corporation obtained commitments to purchase approximately $3.2 million of its Acacia Research-CombiMatrix common stock in a registered direct offering, which closed on July 5, 2005. Under the terms of the transaction, 1,400,444 shares of Acacia Research-CombiMatrix common stock were sold at $2.25 per share to a select group of institutional investors. The net proceeds, totaling approximately $3.1 million, which are net of offering costs, were allocated to the CombiMatrix group. All of the shares of Acacia Research-CombiMatrix common stock were offered by Acacia Research Corporation pursuant to an effective registration statement previously filed with the Securities and Exchange Commission.

ACACIA TECHNOLOGIES GROUP
(A DIVISION OF ACACIA RESEARCH CORPORATION)

FINANCIAL RESULTS

         License fee revenues for the second quarter of 2005 were $2,682,000 versus $666,000 in the comparable 2004 period. Second quarter 2005 revenues recognized by the Acacia Technologies group included $832,000 in recurring license fee revenues and $1,850,000 in paid-up license fee revenues. Recurring license fee revenues are recognized from licensees that make recurring quarterly or annual license fee payments under their respective license agreements. Paid-up license fee revenues are recognized from licensees that make paid-up license fee payments for past infringement and future use of our patented technologies, in accordance with their respective license agreements. Certain of our paid-up license agreements provide for potential additional payments based on future activities. All of the paid-up license fee revenues recognized in the second quarter of 2005 relate to patents acquired in the January 2005 GPH Acquisition. Second quarter license fee revenues included fees from the licensing of our Digital Media Transmission ("DMT(R)") technology, credit card fraud protection technology, multi-dimensional bar code technology, computer simulation technology, high capacity compact disk technology and interactive television technology.

         The second quarter 2005 division net loss was $1,760,000 versus $1,153,000 in the comparable 2004 period. Included in the second quarter 2005 divisional results are non-cash patent amortization charges totaling $1,336,000 versus $125,000 in the comparable 2004 period. Patent amortization charges increased in the second quarter of 2005 due to the amortization of patent related intangibles acquired in connection with the GPH Acquisition. Patent amortization charges will continue to be significant in future periods as we continue to amortize the acquired patent related costs over a weighted average economic useful life of approximately 6 years.

         Second quarter 2005 marketing, general and administrative expenses increased to $1,759,000 from $1,160,000 in the comparable 2004 period, due primarily to the addition of licensing and business development personnel for the Acacia Technologies group and an increase in consulting expenses related to a consulting agreement executed with the former CEO of Global Patent Holdings.

         Second quarter 2005 patent related legal expenses were $536,000 versus $576,000 in the comparable 2004 period. Second quarter 2005 patent related legal expenses included $278,000 in patent related prosecution and enforcement costs incurred by certain of the companies acquired in the GPH Acquisition transaction. Excluding the impact of the GPH Acquisition, patent related legal expenses decreased to $258,000 in the second quarter of 2005 due to a decrease in costs incurred in connection with the Acacia Technologies group's ongoing DMT patent commercialization and enforcement programs, including decreased legal costs related to new patent claims and a decrease in patent enforcement costs related to ongoing DMT patent related litigation. DMT related legal fees paid to outside attorneys are incurred based on actual time and out-of-pocket expenses incurred by external counsel and fluctuate from period to period based on patent enforcement and prosecution activity in each period. DMT related legal expenses will fluctuate in future periods based on actual outside patent counsel fees incurred in connection with the Acacia Technologies group's ongoing DMT patent commercialization and enforcement programs.

         In the second quarter of 2005, the Acacia Technologies group recognized contingent legal fee expenses totaling $592,000 and inventor royalty expenses totaling $528,000, in connection with the recognition of related paid-up license fee revenues.

         It is anticipated that the majority of litigation expenses associated with the recently acquired patent portfolios will be incurred on a contingency basis where patent attorney fees are paid out of license fee revenues collected based on a contractual percentage. In connection with the GPH Acquisition, we expect that other legal expenses associated with the maintenance, licensing and enforcement of our patented technologies, will increase in future periods as we continue to roll out our licensing programs for our recently acquired patented technologies.

FINANCIAL CONDITION

         Total assets for the Acacia Technologies group were $67,658,000 as of June 30, 2005 compared to $33,058,000 as of December 31, 2004. Cash and cash equivalents and short-term investments totaled $39,158,000 as of June 30, 2005 compared to $28,646,000 as of December 31, 2004.


COMBIMATRIX GROUP
(A DIVISION OF ACACIA RESEARCH CORPORATION)

FINANCIAL RESULTS

         Revenues for the second quarter of 2005 were $1,857,000 versus $750,000 in the comparable 2004 period. Second quarter 2005 revenues were comprised of $1,281,000 in government contract revenues and $576,000 in CustomArrayTM product, equipment and service revenues.

         Government contract revenues relate to the CombiMatrix group's development of biological threat detection technology under its $5.9 million Department of Defense cost plus fixed fee contract, originally awarded in March 2004.
         The second quarter 2005 division net loss was $3,657,000 versus $3,516,000 in the comparable 2004 period. The second quarter 2005 results include non-cash patent amortization, asset depreciation and stock compensation charges totaling $541,000 as compared to $727,000 in the comparable 2004 period. The second quarter 2004 results also included a non-cash credit totaling $391,000 related to changes in the fair value of AR-CombiMatrix common stock issuable in connection with certain anti-dilution provisions of the September 2002 settlement agreement with Nanogen, Inc. The anti-dilution provisions expire in September 2005.

         Second quarter 2005 government contract costs totaled $1,209,000 versus $653,000 in the comparable 2004 period. The change was due to increased costs recognized in connection with the CombiMatrix group's commitments under its biological threat detection cost plus fixed fee contract with the Department of Defense, which was originally awarded in March 2004. As of June 30, 2005, the biological threat detection contract is approximately 68% complete. Second quarter 2005 internal research and development expenses were $1,415,000 versus $1,409,000 in the comparable 2004 period. During the second quarter of 2005 and 2004, the CombiMatrix group continued internal research and development efforts to improve and expand the CombiMatrix group's technology and product offerings.

         Second quarter 2005 marketing, general and administrative expenses increased to $2,502,000 versus $2,228,000 in the comparable 2004 period, due primarily to an increase in marketing and sales expenses related to the CombiMatrix group's CustomArray(TM) products and services.

FINANCIAL CONDITION

         Total assets for the CombiMatrix group were $49,186,000 as of June 30, 2005 compared to $55,388,000 as of December 31, 2004. Cash and cash equivalents and short-term investments totaled $16,173,000 as of June 30, 2005 compared to $23,712,000 as of December 31, 2004.

         In June 2005, Acacia Research Corporation obtained commitments to purchase approximately $3.2 million of its Acacia Research-CombiMatrix common stock in a registered direct offering, which closed on July 5, 2005. Under the terms of the transaction, 1,400,444 shares of Acacia Research-CombiMatrix common stock were sold at $2.25 per share to a select group of institutional investors. The net proceeds, totaling approximately $3.1 million, which are net of offering costs, were allocated to the CombiMatrix group. All of the shares of Acacia Research-CombiMatrix common stock were offered by Acacia Research Corporation pursuant to an effective registration statement previously filed with the Securities and Exchange Commission.

BUSINESS HIGHLIGHTS AND RECENT DEVELOPMENTS
-------------------------------------------

Business highlights of the second quarter and recent developments include:

ACACIA TECHNOLOGIES GROUP:

         o As of July 2005, the Acacia Technologies group is pursuing 18 licensing and enforcement programs which include its audio/video enhancement and synchronization, broadcast data retrieval, computer memory cache coherency, credit card fraud protection, data encryption and product activation, digital media transmission, digital video production, dynamic manufacturing modeling, image resolution enhancement, interactive television, interstitial Internet advertising, high capacity compact disks, laptop connectivity, microprocessor enhancement, multi-dimensional bar codes, network data storage, spreadsheet automation, and resource scheduling technologies. As of July 2005, the Acacia Technologies group has executed license agreements and recognized revenues from 7 of its ongoing licensing and enforcement programs.

         o In April 2005, Financial Systems Innovation LLC, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into a non-exclusive license and settled patent infringement litigation covering the Acacia Technologies group's credit card fraud protection technology with Petco Animal Supplies, Inc. The patented technology generally relates to a computerized system for protecting retailers and consumers engaged in credit card, check card and debit transactions.

         o In April 2005, VData, LLC, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into a license with Nokia Corporation covering a portfolio of patents that apply to certain multi-dimensional bar codes. The multi-dimensional bar code technology generally relates to encoding and reading a data matrix consisting of an array of data cells with a border. The data matrix can contain a variety, amount and depth of information that would not fit on to an ordinary bar code. This patented technology can have many applications in the manufacturing, distribution, operations, accounting and security industries such as tracking the movement of products, collection of data, improved production capabilities and anti-counterfeiting.

         o In April 2005, Microprocessor Enhancement Corporation, a wholly owned subsidiary that is part of the Acacia Technologies group, filed a patent infringement lawsuit in the District Court for the Central District of California against Intel Corporation and Texas Instruments Corporation. The lawsuit alleges infringement of Microprocessor Enhancement Corporation's microprocessor enhancement technology patents by Intel's Itanium(R) line of microprocessors, and certain series of digital signal processors sold by Texas Instruments. This patented technology generally relates to an architecture employed in advanced pipeline microprocessors. This architecture allows for conditional execution of microprocessor instructions, and a later determination of whether the instructions executed should be written back to memory. By conditionally executing instructions in this architecture, significant improvements in microprocessor speed can be achieved. Certain pipelined processor manufacturers are adopting this method of processing to improve processor speed.

         o In April 2005, Acacia Patent Acquisition Corporation, a wholly owned subsidiary that is part of the Acacia Technologies group, acquired a patent relating to a commonly used technology to connect laptop computers to peripheral devices via docking stations. The patented technology is used to connect a laptop or other portable computer to multiple external devices such as a keyboard, monitor, printer, or mouse, through a single connector from the laptop to the docking station.

         o In April 2005, Acacia Media Technologies Corporation added Time Warner Cable, Cablevision Systems Corporation, Insight Communications Company, Cebridge Connections and Bresnan Communications to its DMT(R) patent infringement litigation. The lawsuit against Time Warner, Insight and Bresnan Communications was filed in the U.S. District Court for the Southern District of New York. The lawsuit against Cablevision Systems Corporation was filed in the Eastern District of New York, and the lawsuit against Cebridge Connections was filed in the Northern District of California. In accordance with the Transfer Order issued February 24th, 2005, by the Judicial Panel on Multidistrict Litigation, all of the cases were transferred to the Northern District of California for consolidation with the existing DMT(R) litigation.

         o In May 2005, Computer Cache Coherency Corporation, a wholly owned subsidiary that is part of the Acacia Technologies group, added Intel Corporation and Advanced Micro Devices, Inc. to the patent infringement litigation for its Computer Memory Cache Coherency technology, which is pending in the District Court for the Northern District of California. Industry reports tracking 2003 sales of core logic chipsets by all manufacturers indicate total annual sales of approximately $4 billion, with Intel holding the largest market share. In December 2004, the Company filed a patent infringement lawsuit against Via Technologies, Inc., another core logic chipset market leader. The cases will likely be consolidated for pretrial purposes.

         o In May 2005, Financial Systems Innovation LLC, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into a non-exclusive license covering its credit card fraud protection technology with Tuesday Morning Corporation.

         o In May 2005, KY Data Systems, LLC, a wholly owned subsidiary that is part of the Acacia Technologies Group, entered into a non-exclusive license with Sony Corporation covering a portfolio of patents that apply to interactive television. The patents cover receivers such as set-top boxes and certain televisions used in digital satellite and digital cable systems that permit television viewers to access interactive television features supplied by their satellite and cable providers as part of their digital programming packages.

         o In May 2005, TechSearch, LLC, a wholly owned subsidiary that is part of the Acacia Technologies Group, entered into a non-exclusive license with Funai Electric Co., Ltd. covering a patent that applies to a system for recording and playing high capacity compact disks. The patent, currently being reexamined by the United States Patent and Trademark Office, covers certain systems for recording and playing compact disks containing compressed audio data utilizing certain data-compression methods.

         o In June 2005, the Acacia Technologies group entered into a license agreement for its Digital Media Transmission ("DMT(R)") technology with Patriot Media, which provides cable TV services throughout central and northern New Jersey. The Acacia Technologies group's DMT(R) technology involves the transmission and receipt of digital audio and/or audio video content via a variety of means including the internet, cable, satellite and local area networks. Elements of the DMT(R) transmission process include a source material library, identification encoding process, format conversion, sequence encoding, compressed data storage and transmission. Elements of the DMT(R) receiving process include a transceiver, format conversion, storage, decompression and playback.

         o In June 2005 Tech Search LLC, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into a non-exclusive license with National Instruments covering a portfolio of patents that apply to computer simulation systems. The patents cover aspects of computer simulation systems which can iteratively simulate a complex system represented by a network of interconnected function blocks and enable the user to graphically program their simulations.

         o In June 2005, Financial Systems Innovation LLC, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into non-exclusive licenses covering its credit card fraud protection technology with Sterling Jewelers, Too Inc. (operator of Limited Too and Justice stores) and Foot Locker, Inc.

         o In July 2005, Financial Systems Innovation LLC, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into a non-exclusive license covering its credit card fraud protection technology with LensCrafters, Inc., Sunglass Hut Trading Corporation, Pearle Vision, Inc., Cole Vision Corporation, Watch World International, Inc. and Things Remembered, Inc.

         o In July 2005, Acacia Patent Acquisition Corporation, a wholly owned subsidiary that is part of the Acacia Technologies group, acquired several patents covering electromagnetic compatibility shielding ("ECS") technology commonly incorporated into hearing aids. The patented technology shields hearing aids from electromagnetic interference produced by portable electronic devices such as cell phones, cordless phones, wireless headphones and headsets, and WIFI and Bluetooth enabled devices. The ECS technology can be incorporated into many styles of hearing aids.

         o In July 2005, Intel Corporation filed a Complaint in the District Court for the Northern District of Illinois against Information Technology LLC, a wholly owned subsidiary that is part of the Acacia Technologies group, seeking a Declaratory Judgment of non-infringement of a patent relating to Information Technology's Dynamic Manufacturing Modeling technology. The Dynamic Manufacturing Modeling technology generally relates to a modeling and control process used to decrease costs and increase production for factory operations. Such simulation modeling can include a variety of parameters such as products, fabrication sequences, collections of job sets, scheduling rules and machine reliability standards. This technology can be used for exacting manufacturing processes such as semiconductor fabrication.

         o In July 2005, Spreadsheet Automation Corporation, a wholly owned subsidiary that is part of the Acacia Technologies group, commenced a patent infringement lawsuit in the District Court for the Eastern District of Texas against Microsoft Corporation. The suit alleges the unauthorized use by certain Microsoft products, including without limitation certain versions of Microsoft Access and Microsoft Excel, of our Spreadsheet Automation technology. The Spreadsheet Automation technology generally relates to automating the production of worksheet files for use by electronic spreadsheet programs. Specifically, the patented technology permits the efficient retrieval of data from external databases by allowing the user to select specific data from a database and import the specified data into a spreadsheet program through uniquely streamlined spreadsheet commands. The adaptive quality of the technology permits, among other things, the user to retrieve updated information from an external database without creating formatting issues in the user's spreadsheet program.

COMBIMATRIX GROUP:

         o In May 2005, the CombiMatrix group entered into a non-exclusive distribution agreement with Inter Medical to distribute the CombiMatrix group's CustomArray(TM) products in Japan. Inter Medical will market, sell and service the CustomArray products in the Japanese marketplace.

         o In May 2005, CombiMatrix Corporation formed a wholly owned subsidiary, CombiMatrix Molecular Diagnostics, Inc. ("CMD"), to take advantage of CombiMatrix's unique approach to array-based diagnostics. Matthew C. Watson was named Chief Executive Officer, and David A. Baunoch, Ph.D. was named President and Chief Operating Officer of CMD. Mr. Watson and Dr. Baunoch come to CMD from US LABS, which was recently acquired by Laboratory Corporation of America, where they were Vice President of Laboratory Operations and Vice President of Research and Development, respectively. Both executives bring to CMD more than 20 years of industry experience and a track record of building successful companies.

         o In June 2005, the CombiMatrix group entered into a co-development agreement with STMicroelectronics ("ST"), a global leader in the development and manufacturing of semiconductor products. The co-development will combine the CombiMatrix group's proprietary electrochemical detection technology with STs' In-Check(TM) Lab-on-Chip platform to investigate the feasibility of addressing the research and point-of-care diagnostics markets. Under the terms of the agreement, in addition to the sharing of technology and knowledge, ST will financially support the CombiMatrix group in this work.

         o In July 2005, the CombiMatrix group entered into a non-exclusive agreement with J.K. International Inc. to distribute the CombiMatrix group's CustomArray(TM) products in Japan. J.K. International's marketing and sales organizations will market, sell and service the CustomArray products in the Japanese marketplace.

         o In July 2005, the CombiMatrix group expanded the management team at CMD and appointed Dr. Mathew Moore as Director of Research and Development, Robert Embree as Director of Laboratory Operations and John Besser as Chief Financial Officer. The three executives bring to CMD more than 40 years of combined industry experience and a track record in building successful diagnostic companies.

         A conference call is scheduled for today. The Acacia Technologies Group presentation and Q&A will start at 1:15 p.m. Pacific Time (4:15 p.m. Eastern). The CombiMatrix Group presentation and Q&A session will start at 1:45 p.m. Pacific Time (4:45 p.m. Eastern).

         To listen to the presentation by phone, dial (800) 406-5345 for domestic callers and (913) 981-5571 for international callers, both of whom will need to provide the operator with the confirmation code 1494274. A replay of the audio presentation will be available for 30 days at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers, both of whom will need to enter the code 1494274 when prompted.

         The call is being webcast by CCBN and can be accessed at Acacia's website at www.acaciaresearch.com.


ABOUT ACACIA RESEARCH CORPORATION

Acacia Research Corporation comprises two operating groups, Acacia Technologies group and CombiMatrix group.

The Acacia Technologies group develops, acquires, and licenses patented technologies. Acacia controls 31 patent portfolios, which include over 120 U.S. patents, and certain foreign counterparts, covering technologies used in a wide variety of industries including audio/video enhancement & synchronization, broadcast data retrieval, computer memory cache coherency, credit card fraud protection, database management, data encryption & product activation, digital media transmission (DMT(R)), digital video production, dynamic manufacturing modeling, enhanced Internet navigation, image resolution enhancement, interactive data sharing, interactive television, Internet access redirection, interstitial Internet advertising, laptop connectivity, microprocessor enhancement, multi-dimensional bar codes, network data storage, resource scheduling, rotational video imaging and spreadsheet automation.

The CombiMatrix group is developing a platform technology to rapidly produce customizable arrays, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins. The CombiMatrix's group's technology has a wide range of potential applications in the areas of genomics, proteomics, biosensors, drug discovery, drug development, diagnostics, combinatorial chemistry, material sciences and nanotechnology.

Acacia Research-Acacia Technologies (Nasdaq: ACTG) and Acacia
Research-CombiMatrix (Nasdaq: CBMX) are both classes of common stock issued by Acacia Research Corporation and are intended to reflect the performance of the respective operating groups and are not issued by the operating groups.

Information about the Acacia Technologies group and the CombiMatrix group is available at www.acaciaresearch.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED UPON OUR CURRENT EXPECTATIONS AND SPEAK ONLY AS OF THE DATE HEREOF. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS AND UNCERTAINTIES, INCLUDING THE RECENT ECONOMIC SLOWDOWN AFFECTING TECHNOLOGY COMPANIES, OUR ABILITY TO SUCCESSFULLY DEVELOP PRODUCTS, RAPID TECHNOLOGICAL CHANGE IN OUR MARKETS, CHANGES IN DEMAND FOR OUR FUTURE PRODUCTS, LEGISLATIVE, REGULATORY AND COMPETITIVE DEVELOPMENTS AND GENERAL ECONOMIC CONDITIONS. OUR ANNUAL REPORT ON FORM 10-K, RECENT AND FORTHCOMING QUARTERLY REPORTS ON FORM 10-Q, RECENT CURRENT REPORTS ON FORMS 8-K AND 8-K/A, AND OTHER SEC FILINGS DISCUSS SOME OF THE IMPORTANT RISK FACTORS THAT MAY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION. WE UNDERTAKE NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS FOR ANY REASON.

                           ACACIA RESEARCH CORPORATION
                          SUMMARY FINANCIAL INFORMATION
             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE INFORMATION)
                                   (UNAUDITED)

CONSOLIDATED BALANCE SHEET INFORMATION

                                                     JUNE 30,       DECEMBER 31,
                                                       2005             2004
                                                     --------       ------------

Total Assets                                         $116,757       $     88,327
                                                     ========       ============
Total Liabilities                                    $ 12,214       $     11,913
                                                     ========       ============
Minority Interests                                   $    482       $        778
                                                     ========       ============
Total Stockholders' Equity                           $104,061       $     75,636
                                                     ========       ============

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                            FOR THE THREE MONTHS ENDED             FOR THE SIX MONTHS ENDED
                                                         --------------------------------      --------------------------------
                                                         JUNE 30, 2005      JUNE 30, 2004      JUNE 30, 2005      JUNE 30, 2004
                                                         -------------      -------------      -------------      -------------
Revenues:
    Research and development contract ..............     $          --      $          --      $          --      $      17,302
    License fees ...................................             2,682                666              4,545              1,265
    Government contract ............................             1,281                701              2,012                918
    Products and services ..........................               576                 49                914                146
                                                         -------------      -------------      -------------      -------------

      Total revenues ...............................             4,539              1,416              7,471             19,631
                                                         -------------      -------------      -------------      -------------

Operating expenses:
    Cost of government contract revenues ...........             1,209                653              1,900                858
    Cost of product sales ..........................               190                 36                353                 40
    Research and development expenses ..............             1,415              1,409              2,555              2,792
    Non-cash stock compensation
      amortization - research and development ......                --                 32                 --                101
    Marketing, general and administrative expenses..             4,261              3,388              8,150              6,672
    Legal expense - patents ........................               536                576              1,097              1,178
    Contingent legal fees and inventor royalties
      expense - patents ............................             1,120                 --              1,767                 --
    Non-cash stock compensation amortization
      - marketing, general and administrative ......                15                143               (111)               477
    Amortization of patents ........................             1,610                399              2,800                798
    Legal settlement charges (credits) .............               (16)              (391)              (195)               866
                                                         -------------      -------------      -------------      -------------

      Total operating expenses .....................            10,340              6,245             18,316             13,782
                                                         -------------      -------------      -------------      -------------

      Operating income (loss) ......................            (5,801)            (4,829)           (10,845)             5,849
                                                         -------------      -------------      -------------      -------------

Other income (expense):
    Interest income ................................               382                192                655                350
    Other expense ..................................               (62)                --               (101)                --
                                                         -------------      -------------      -------------      -------------

      Total other income ...........................               320                192                554                350
                                                         -------------      -------------      -------------      -------------

Income (loss) from continuing operations
  before income taxes and minority interests........            (5,481)            (4,637)           (10,291)             6,199

Benefit for income taxes ...........................                64                 69                134                136
                                                         -------------      -------------      -------------      -------------

Income (loss) from continuing operations
  before minority interests ........................            (5,417)            (4,568)           (10,157)             6,335

Minority interests .................................                --                  3                 --                  3
                                                         -------------      -------------      -------------      -------------

Income (loss) from continuing operations ...........            (5,417)            (4,565)           (10,157)             6,338
                                                         -------------      -------------      -------------      -------------

Discontinued operations:

  Estimated loss on disposal of discontinued
   operations ......................................                --               (104)              (210)              (104)
                                                         -------------      -------------      -------------      -------------

Net income (loss) ..................................     $      (5,417)     $      (4,669)     $     (10,367)     $       6,234
                                                         =============      =============      =============      =============

Earnings (loss) per common share:
Attributable to the Acacia Technologies group:
  Net loss .........................................     $      (1,760)     $      (1,153)     $      (3,634)     $      (2,142)
    Basic and diluted loss per share ...............             (0.06)             (0.06)             (0.14)             (0.11)

Attributable to the CombiMatrix group:
Basic
  Net income (loss) ................................     $      (3,657)     $      (3,516)     $      (6,733)     $       8,376
    Basic earnings (loss) per share ................             (0.12)             (0.12)             (0.22)              0.29
Diluted
  Net income (loss) ................................     $      (3,657)     $      (3,516)     $      (6,733)     $       8,376
    Diluted earnings (loss) per share ..............             (0.12)             (0.12)             (0.22)              0.28

Weighted average shares:
  Acacia Research - Acacia Technologies stock:
    Basic and diluted ..............................        27,271,416         19,787,466         25,922,412         19,769,901
                                                         =============      =============      =============      =============
Acacia Research - CombiMatrix stock:
  Basic ............................................        31,200,984         30,459,576         31,200,742         28,867,101
                                                         =============      =============      =============      =============
  Diluted ..........................................        31,200,984         30,459,576         31,200,742         30,385,512
                                                         =============      =============      =============      =============


                                                                10

                            ACACIA TECHNOLOGIES GROUP
                   (A DIVISION OF ACACIA RESEARCH CORPORATION)
                          SUMMARY FINANCIAL INFORMATION
                                 (IN THOUSANDS)
                                   (UNAUDITED)

GROUP BALANCE SHEET INFORMATION

                                                     JUNE 30,       DECEMBER 31,
                                                       2005             2004
                                                     --------       ------------

Total Assets                                         $ 67,658       $     33,058
                                                     ========       ============
Total Liabilities                                    $  3,254       $      3,472
                                                     ========       ============
Minority Interests                                   $    482       $        778
                                                     ========       ============
Total Stockholders' Equity                           $ 63,922       $     28,808
                                                     ========       ============


GROUP STATEMENTS OF OPERATIONS


                                                              FOR THE THREE MONTHS ENDED             FOR THE SIX MONTHS ENDED
                                                           --------------------------------      --------------------------------
                                                           JUNE 30, 2005      JUNE 30, 2004      JUNE 30, 2005      JUNE 30, 2004
                                                           -------------      -------------      -------------      -------------
Revenues:
  License fees .......................................     $       2,682      $         666      $       4,545      $       1,265
                                                           -------------      -------------      -------------      -------------

    Total revenues ...................................             2,682                666              4,545              1,265
                                                           -------------      -------------      -------------      -------------

Operating expenses:
  Marketing, general and administrative expenses .....             1,759              1,160              3,369              2,166
  Legal expenses - patents ...........................               536                576              1,097              1,178
  Contingent legal fees and inventor royalties
    expense - patents ................................             1,120                 --              1,767                 --
  Amortization of patents ............................             1,336                125              2,252                250
                                                           -------------      -------------      -------------      -------------

    Total operating expenses .........................             4,751              1,861              8,485              3,594
                                                           -------------      -------------      -------------      -------------

    Operating loss ...................................            (2,069)            (1,195)            (3,940)            (2,329)
                                                           -------------      -------------      -------------      -------------

Other income:
  Interest income ....................................               278                108                449                220
  Other income .......................................                 1                 --                  1                 --
                                                           -------------      -------------      -------------      -------------

    Total other income ...............................               279                108                450                220
                                                           -------------      -------------      -------------      -------------

Loss from continuing operations before
  income taxes and minority interests ................            (1,790)            (1,087)            (3,490)            (2,109)

Benefit for income taxes .............................                30                 35                 66                 68
                                                           -------------      -------------      -------------      -------------

Loss from continuing operations before
  minority interests .................................            (1,760)            (1,052)            (3,424)            (2,041)

Minority interests ...................................                --                  3                 --                  3
                                                           -------------      -------------      -------------      -------------

Loss from continuing operations ......................            (1,760)            (1,049)            (3,424)            (2,038)

Discontinued operations:

  Estimated loss on disposal of discontinued
    operations .......................................                --               (104)              (210)              (104)
                                                           -------------      -------------      -------------      -------------

Division net loss ....................................     $      (1,760)     $      (1,153)     $      (3,634)     $      (2,142)
                                                           =============      =============      =============      =============


                                                           11

                                COMBIMATRIX GROUP
                   (A DIVISION OF ACACIA RESEARCH CORPORATION)
                          SUMMARY FINANCIAL INFORMATION
                                 (IN THOUSANDS)
                                   (UNAUDITED)

GROUP BALANCE SHEET INFORMATION

                                                     JUNE 30,       DECEMBER 31,
                                                       2005             2004
                                                     --------       ------------

Total Assets                                         $ 49,186       $     55,388
                                                     ========       ============
Total Liabilities                                    $  9,047       $      8,560
                                                     ========       ============
Minority Interests                                   $     --       $         --
                                                     ========       ============
Total Stockholders' Equity                           $ 40,139       $     46,828
                                                     ========       ============

GROUP STATEMENTS OF OPERATIONS

                                                               FOR THE THREE MONTHS ENDED             FOR THE SIX MONTHS ENDED
                                                            --------------------------------      --------------------------------
                                                            JUNE 30, 2005      JUNE 30, 2004      JUNE 30, 2005      JUNE 30, 2004
                                                            -------------      -------------      -------------      -------------
Revenues:
  Research and development contract ...................     $          --      $          --      $          --      $      17,302
  Government contract .................................             1,281                701              2,012                918
  Products and services ...............................               576                 49                914                146
                                                            -------------      -------------      -------------      -------------

    Total revenues ....................................             1,857                750              2,926             18,366
                                                            -------------      -------------      -------------      -------------

Operating expenses:
  Cost of government contract revenues ................             1,209                653              1,900                858
  Cost of product sales ...............................               190                 36                353                 40
  Research and development expenses ...................             1,415              1,409              2,555              2,792
  Non-cash stock compensation amortization
    - research and development ........................                --                 32                 --                101
  Marketing, general and administrative expenses ......             2,502              2,228              4,781              4,506
  Non-cash stock compensation amortization
    - marketing, general and administrative ...........                15                143               (111)               477
  Amortization of patents .............................               274                274                548                548
  Legal settlement charges (credits) ..................               (16)              (391)              (195)               866
                                                            -------------      -------------      -------------      -------------

    Total operating expenses ..........................             5,589              4,384              9,831             10,188
                                                            -------------      -------------      -------------      -------------

    Operating income (loss) ...........................            (3,732)            (3,634)            (6,905)             8,178
                                                            -------------      -------------      -------------      -------------

Other income (expense):
  Interest income .....................................               104                 84                206                130
  Other expense .......................................               (63)                --               (102)                --
                                                            -------------      -------------      -------------      -------------

    Total other income ................................                41                 84                104                130
                                                            -------------      -------------      -------------      -------------

Income (loss) from operations before income taxes .....            (3,691)            (3,550)            (6,801)             8,308

Benefit for income taxes ..............................                34                 34                 68                 68
                                                            -------------      -------------      -------------      -------------

Division net income (loss) ............................     $      (3,657)     $      (3,516)     $      (6,733)     $       8,376
                                                            =============      =============      =============      =============


                                                                   12